Exhibit 32.01

CERTIFICATION PURSUANT TO

17 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of 1st Financial Services Corporation (the “Company”) for the period ended December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Gregory L. Gibson, as Chief Executive Officer of the Company, and Roger A. Mobley, as Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Bank.

/s/ Gregory L. Gibson
Gregory L. Gibson Chief Executive Officer March 27, 2009

/s/ Roger A. Mobley
Roger A. Mobley Chief Financial Officer March 27, 2009

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Bank for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to the Bank and will be retained by the Bank and furnished to the Securities and Exchange Commission or its staff upon request.